Exhibit 10.112
EXECUTION VERSION
UNCONDITIONAL GUARANTY
To: ABN AMRO Bank N.V., individually and as administrative agent (in such capacity, “Agent”) for the Lenders (“Lenders”) from time to time signatory to the Credit Agreement dated as of the date hereof by and among Lam Research Corporation (“Borrower”), Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
     1. The Guaranty. For valuable consideration, the undersigned (individually and collectively “Guarantor”) hereby unconditionally guarantees and promises to pay promptly to Agent, or order, in lawful money of the United States, any and all Guaranteed Obligations of Borrower when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Guaranteed Obligations guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Guaranteed Obligations. The liability of Guarantor is continuing and relates to any Guaranteed Obligations, including that arising under successive transactions which shall either continue the Guaranteed Obligations or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor. If multiple individuals or entities sign this Guaranty, their obligations under this Guaranty shall be joint and several. If Guarantor is a subsidiary or affiliate of Borrower, Guarantor’s liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor’s execution of this Guaranty and thereafter that would not render Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.
     2. Definitions.
     (a) Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.
     (b) “Guarantor” shall mean the entity signing this Guaranty and, if more than one, then any one or more of them.
     (c) “Guaranteed Obligations” shall mean any and all Obligations and SWAP Obligations, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Agent or the Lenders or their Affiliates for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such Obligations or SWAP Obligations may be or hereafter become otherwise unenforceable. Guaranteed

Obligations includes, without limitation, any and all obligations of Borrower to Agent or the Lenders for reasonable attorneys’ fees and all other costs and expenses incurred by Agent in the collection or enforcement of any Obligations of Borrower to Agent or the Lenders.
     3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.
     4. Rights of Agent. Guarantor authorizes Agent, without notice or demand and without affecting its liability hereunder, from time to time to:
     (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;
     (b) receive and hold security for the payment of this Guaranty or any Guaranteed Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;
     (c) apply such security and direct the order or manner of sale thereof as Agent in its discretion may determine;
     (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Guaranteed Obligations; and
     (e) permit the Guaranteed Obligations to exceed Guarantor’s liability under this Guaranty, and Guarantor agrees that any amounts received by Agent from any source other than Guarantor shall be deemed to be applied first to any portion of the Guaranteed Obligations not guaranteed by Guarantor.
     5. Guaranty to be Absolute. Guarantor agrees that until the Guaranteed Obligations has been paid in full and any commitments of Agent or facilities provided by Agent with respect to the Guaranteed Obligations have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this section, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Agent described in the immediately preceding section of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.
     6. Guarantor’s Waivers of Certain Rights and Certain Defenses. Guarantor waives:

     (a) any right to require Agent to proceed against Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in Agent’s power whatsoever;
     (b) any defense arising by reason of any disability or other defense of Borrower or a Guarantor, or the cessation from any cause whatsoever of the liability of Borrower or a Guarantor;
     (c) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; and
     (d) the benefit of any statute of limitations affecting Guarantor’s liability hereunder.
No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.
     7. Waiver of Subrogation. Until the Guaranteed Obligations has been paid in full and any commitments of Agent or facilities provided by Agent with respect to the Guaranteed Obligations have been terminated, even though the Guaranteed Obligations may be in excess of Guarantor’s liability hereunder, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Agent now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Agent.
     8. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Guaranteed Obligations to which this Guaranty applies or any other Guaranteed Obligations of Borrower to Agent, and notices of any fact that might increase Guarantor’s risk.
     9. Waivers of Other Rights and Defenses.
     (a) Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.
     (b) Guarantor waives all rights and defenses that Guarantor may have because any of the Guaranteed Obligations is secured by real property. This means, among other things: (i) Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Agent forecloses on any real property collateral pledged by Borrower: (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Agent may collect from Guarantor even if Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Guaranteed Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
     (c) Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
     10. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Agent or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Guaranteed Obligations. In addition to Guarantor’s waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Agent, Guarantor agrees that, if Agent so requests, following and during the continuance of an Event of Default, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Guaranteed Obligations has been paid in full and any commitments of Agent or facilities provided by Agent with respect to the Guaranteed Obligations have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Agent and shall be paid over to Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Agent may have on any such property.
     11. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Agent is rescinded or must be returned by Agent to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.
     12. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Guaranteed Obligations guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Agent.
     13. Information Relating to Borrower. Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Loan Documents as Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to Guarantor contained therein, and shall have sole responsibility to obtain from

Borrower any information required by Guarantor about any modifications thereto. Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition or business operations as Guarantor may require, and that Agent has no duty, and Guarantor is not relying on Agent, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.
     14. Borrower’s Authorization. Where Borrower is a corporation, partnership, or limited liability company, it is not necessary for Agent to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor’s liability set forth herein.
     15. Information Relating to Guarantor. Guarantor authorizes Agent to verify or check any information given by Guarantor to Agent, check Guarantor’s credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this section apply to any individual general partner of Guarantor and to Guarantor’s spouse and any such general partner’s spouse if Guarantor or such general partner is married and lives in a community property state.
     16. Foreign Currency.
     (a) If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currency or currencies in which the Guaranteed Obligations is denominated (individually, an “Obligation Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in each Obligation Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligation Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligation Currency with the Judgment Currency quoted by Agent in the place of Agent’s choice at or about 8:00 a.m. on the date for determination specified above. Guarantor shall indemnify Agent and hold Agent harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by Guarantor.
     (b) The obligations hereunder shall not be affected by any acts of any governmental authority affecting Borrower including, without limitation, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of Borrower’s property, or by economic, political, regulatory, or other events in the countries where Borrower is located. If Agent so notifies Guarantor in writing, at Agent’s sole and absolute discretion, payments under this Guaranty shall be made in the U.S. Dollar equivalent of any Guaranteed Obligations that is denominated in an Obligation Currency, determined as of the date payment is made.
     17. Change of Status. Any Guarantor that is a business entity shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity or as otherwise permitted by Section 7.04 of the Credit Agreement. Guarantor shall not change its legal structure unless (a) Guarantor notifies Agent in advance and (b) all Guarantor’s obligations under this Guaranty are assumed by the new business entity.
     18. Remedies. If Guarantor fails to fulfill its duty to pay all Guaranteed Obligations guaranteed hereunder, Agent shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law. Without limiting the foregoing, Agent may, at its option and without notice or demand:
     (a) declare any Guaranteed Obligations due and payable at once;
     (b) take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Agent may impose reasonable conditions upon any such sale. Further, Agent, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever. Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and
     (c) set off against any or all liabilities of Guarantor all money owed by Agent or any of its agents or affiliates in any capacity to Guarantor, whether or not due, and also set off against all other liabilities of Guarantor to Agent all money owed by Agent in any capacity to Guarantor. If exercised by Agent, Agent shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.
     19. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to Agent at the address determined under the notice provisions of the Credit Agreement and to the Guarantor at the address listed on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Agent and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.
     20. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor’s executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Agent, and (b) inures to the benefit of Agent and Agent’s indorsees, successors, and assigns. Agent may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Guaranteed Obligations and this Guaranty, in whole or in part. Guarantor agrees that Agent may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Guaranteed Obligations any and all information in Agent’s possession concerning Guarantor, this Guaranty, and any security for this Guaranty.
     21. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Agent to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.
     22. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys’ fees, including allocated costs of Agent’s in-house counsel to the extent permitted by applicable law, and all other costs and expenses that may be incurred by Agent (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Agent in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.
     23. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed and enforced in accordance with federal law and the law of the State of California. Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against Borrower, to which jurisdiction Guarantor irrevocably submits and to which venue Guarantor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. It is provided, however, that if Guarantor owns property in another state, notwithstanding that the forum for enforcement action is elsewhere, Agent may commence a collection proceeding in any state in which Guarantor owns property for the purpose of enforcing provisional remedies against such property. Service of process by Agent in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.
     24. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 21, the Guarantor shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

     25. Final Agreement. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
     26. Joint and Several Liability. If there is more than one Guarantor signatory hereto, the entities who are Guarantors and their respective successors and assigns shall be jointly and severally liable for the payment of the Guaranteed Obligations and the expenses and other amounts required to be reimbursed to Agent described in Section 22, notwithstanding any relationship or contract of co-obligation by or among such entities and individuals or their successors and assigns. The provisions of this Guaranty shall apply to each of such entities as if each was the sole Guarantor under this Guaranty and each of the other entities and individuals had executed separate guaranties.
     27. Authority of Administrative Agent. Guarantor acknowledges that the rights and responsibilities of Agent under this Guaranty with respect to any action taken by Agent or the exercise or non-exercise by Agent of any right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and Guarantor, Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     IN WITNESS WHEREOF, Guarantor has executed this Unconditional Guaranty by duly authorized officer(s) as of March 3, 2008.

Bullen Semiconductor Corporation

By:	/s/ George M. Schisler, Jr.

Name: George M. Schisler, Jr.
Title: Secretary

Address for notices to Guarantor:
950 South Franklin St.
Eaton, OH 45320
[Signature Page to Unconditional Guaranty]